Exhibit 10.3

CACI INTERNATIONAL INC 2006 STOCK INCENTIVE PLAN

STOCK SETTLED APPRECIATION RIGHTS (SSAR) GRANT AGREEMENT

This Stock Settled Appreciation Rights (SSAR) Grant Agreement (the “Agreement”) is entered into by and between CACI International Inc, a Delaware corporation (the “Company” or “CACI”) and                              (the “Grantee”).

Recitals

WHEREAS, Section 8 of the CACI International Inc 2006 Stock Incentive Plan (the “Plan”) permits the Committee to make awards of Stock Settled Appreciation Rights to key employees of the Company or any Subsidiary or Affiliate.

WHEREAS, the Grantee has been determined to be a key employee who is entitled to an Award under the Plan; and

WHEREAS, on the Grant Date stated in the SSAR Overview below, the Committee awarded the Grantee Stock Settled Appreciation Rights in order to provide the Grantee with a direct proprietary interest in the Company and to provide the Grantee with an incentive to remain in the employ of the Company or a Subsidiary or Affiliate.

NOW, THEREFORE, the Company and the Grantee covenant and agree as follows:

1.	Grant Of SSARs; Summary of Terms of Grant

(a) Grant of SSARs. Subject to the provisions of this Agreement, and pursuant to the provisions of the Plan, the Company hereby grants to the Grantee, as of the Grant Date, the number of Stock Settled Appreciation Rights (“SSARs”) stated in the SSAR Overview below. The value of each SSAR as of any date is the amount, if any, by which the Fair Market Value of one share of Stock on such date exceeds the Base Price Per SSAR.

(b) SSAR Overview.

Number of SSARs Being Granted:
Grant Date:
Base Price Per SSAR:	$
End of SSAR Term:

(c) Terms of Grant. The SSARs granted to the Grantee shall be credited to the Grantee’s Account. The Account shall be the record of SSARs granted to the Grantee hereunder and is solely for accounting purposes and shall not require a segregation of any assets of the Company. The Grantee shall not have the rights of a stockholder with respect to any SSARs credited to the Account until shares of Stock have been distributed to the Grantee pursuant to Section 5, and the Grantee’s name has been entered as a stockholder of record on the books of the Company with respect to such distributed shares of Stock. The SSAR terminates on the earlier of (a) its lapse and termination under Section 6 “Termination of SSAR” or (b) the end of the SSAR Term stated in the SSAR Overview.

2.	Definitions

Under this Agreement, except where the context otherwise indicates, the following definitions apply:

(a) “Account” means the bookkeeping account maintained for the Grantee pursuant to Section 1(c).

(b) “Agreement” means this Stock Settled Appreciation Rights (SSAR) Grant Agreement and shall include the applicable provisions of the Plan, which is hereby incorporated into and made a part of this Agreement.

(c) “Base Price Per SSAR” means the Fair Market Value of one share of Stock on the Grant Date.

(d) “Exercise Date” means the date on which the Company receives notice of the exercise of all or part of the SSAR by delivery to the Company of a completed SSAR Exercise Form.

(e) “Grant Date” means                     .

(f) “Plan” means the CACI International Inc 2006 Stock Incentive Plan, as amended from time to time.

(g) “Retirement” means voluntary retirement from the Company, a Subsidiary or Affiliate on or after age 65, upon written notice from the Grantee to the Committee that Grantee is permanently retiring from CACI and the information technology industry.

(h) “Stock Settled Appreciation Right” or “SSAR” means a bookkeeping entry, credited to an Account on behalf of the Grantee, that entitles the Grantee to receive shares of Unrestricted Stock under the Plan that have a Fair Market Value on the Exercise Date equal to the difference between the Grant Date Value and the Fair Market Value of a share of Stock on the date of exercise. A Stock Settled Appreciation Right does not convey to the Grantee any of the attributes of ownership of a share of Stock.

(i) “Vesting Dates” means the dates on which SSARs vest in accordance with the schedule below:

Any capitalized term used herein that is not expressly defined in this Agreement shall have the meaning that such term has under the Plan unless otherwise provided herein.

3.	Exercise Of SSARs

(a) Exercisability of SSARs. The SSARs granted hereunder shall not be exercisable by the Grantee until such SSARs have vested.

(b) Manner of Exercise. Vested SSARs may be exercised, in whole or in part, on or before the earlier of (i) their lapse and termination under Section 6 or (ii) the end of the SSAR Term stated in the SSAR Overview, by delivering the SSAR Exercise Form attached to this Agreement to the Committee or its designee or such other form as the Committee may require from time to time. Such notice shall specify the number of SSARs that the Grantee then desires to exercise; provided, however, that the exercise of the SSARs must be exercised only in multiples of whole shares and no partial shares shall be issued.

(c) Right to Stock Upon Exercise of SSARs. Upon exercise of the SSARs, in whole or in part, in accordance with the terms of this Agreement, the Grantee shall receive Stock having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value of a share of Stock on the Exercise Date over (B) the Base Price Per SSAR, times (ii) the number of vested SSARs being exercised.

4.	Vesting

(a) Regular Vesting Schedule. Except as set forth in this Section 4, the SSARs granted pursuant to this Agreement shall vest in the percentages and on the dates identified in the schedule in Section 2 (i) above, provided the Grantee has remained in the continuous full-time employment of the Company, or a Subsidiary or Affiliate, from the Grant Date through the applicable Vesting Date.

(b) Vesting Upon Change in Control, Disability, Retirement or Death. Upon (i) the occurrence of a Change in Control while the Grantee remains a full-time employee of the Company, a Subsidiary or Affiliate, or (ii) termination of the Grantee’s full-time employment with the Company, a Subsidiary or Affiliate due to Retirement, Disability or death, in either case prior to the Vesting Date, the Grantee shall become 100% vested in the SSARs.

(c) Employment Requirement; Forfeiture. Except as provided in Section 4(b) or otherwise determined by the Committee, in order to become vested in SSARs under the terms of this Agreement, the Grantee must have been in the continuous full-time employ of the Company, a Subsidiary or Affiliate from the Grant Date through the close of business on the applicable Vesting Date. The Grantee shall not be deemed to be employed by the Company, a Subsidiary or Affiliate if the Grantee’s employment has been terminated, even if the Grantee’s is receiving severance in the form of salary continuation through the regular payroll system. If the Grantee terminates employment with the Company, a Subsidiary or Affiliate for any reason other than Retirement, Disability or death, or converts from full-time to part-time status, prior to the close of business on the applicable Vesting Date, the SSARs granted under this Agreement, but not otherwise vested in accordance with the schedule in Section 2 (i) above, shall be forfeited.

(d) Bankruptcy; Dissolution. SSARs granted under this Agreement shall be of no further force or effect and forfeited in the event that the Company is placed under the jurisdiction of a bankruptcy court, or is dissolved or liquidated.

5.	Issuance Of Stock

(a) Issuance of Stock. Within thirty (30) days of the Exercise Date, the Company shall issue certificates for shares of Unrestricted Stock having a Fair Market Value on the Exercise Date equal to the value of the exercised SSAR (less any amount which is withheld to satisfy any tax withholding requirement). Upon issuance, such shares of Stock shall be registered on the Company’s books in the name of the Grantee in full payment and satisfaction of such SSARs.

(b) Transfer Restrictions. Transfer of the shares of Stock shall be subject to the Company’s trading policies and any applicable securities laws or regulations governing transferability of shares of the Company.

(c) Securities Regulations. No Stock shall be issued hereunder until the Company has received all necessary stockholder and regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws is available. To the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the U. S. Securities and Exchange Act of 1934. Any ambiguities or inconsistencies in the construction of this Agreement or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

(d) Fractional Shares. No fractional shares or scrip representing fractional shares of Stock shall be issued pursuant to this Agreement. If, upon the issuance of shares of Stock under this Agreement, the Grantee would be entitled to a fractional share of Stock, the number of shares to which Grantee is entitled shall be rounded down to the next lowest whole number.

(e) Beneficiary

(i) Unless the SSARs have earlier terminated pursuant to the provisions of the Agreement, upon the Grantee’s death, the Grantee’s beneficiary may exercise all or any part of the outstanding SSARs during the remaining SSAR Term. The Grantee may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) who may exercise the SSARs in case of the Grantee’s death. Each designation of beneficiary shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Committee, and will be effective only when received in writing by the Committee. The last valid beneficiary designation received shall be controlling; provided, however, that no beneficiary designation, or change or revocation thereof, shall be effective unless received prior to the Grantee’s death. Attached to this Agreement is the prescribed Designation of Beneficiary Form.

(ii) If no valid and effective beneficiary designation exists at the time of the Grantee’s death, or if no designated beneficiary survives the Grantee, or if the Grantee’s beneficiary designation is invalid under the law, then the Grantee’s surviving spouse, if any, or if there is no such surviving spouse, the executor or administrator of the Grantee’s estate, may exercise all or any part of the outstanding SSARs during the remaining SSAR Term.

6.	Termination Of SSAR

The SSARs granted hereunder shall lapse and terminate and may no longer be exercised, after any of the following:

(a) the end of the SSAR Term;

(b) if the SSARs are vested, sixty (60) days following the date of termination of employment with CACI and its Subsidiaries and Affiliates for any reason other than death, Disability or Retirement. (Please note, conversion from full-time to part-time status is not a termination and will not start the sixty (60) day period for vested SSARs);

(c) if the SSARs are not vested, (i) termination of employment with CACI and its Subsidiaries and Affiliates for any reason other than death, Disability or Retirement or (ii) conversion of the Grantee’s employment with CACI or its Subsidiaries and Affiliates from full-time to part-time status; or

(d) the date CACI is placed under the jurisdiction of a bankruptcy court or is dissolved or liquidated.

7.	Miscellaneous

(a) No Restriction on Company Authority. The award of SSARs to the Grantee shall not affect in any way the right or power of CACI or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in CACI’s capital structure or its business, or any merger or consolidation of CACI, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of CACI, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Adjustment of SSARs. If CACI shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefore in money, services or property, the number of SSARs covered by this grant and the Base Price Per SSAR per shall be appropriately adjusted.

(c) No Adjustment Otherwise. Except as hereinbefore expressly provided, the issuance by CACI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of CACI convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the SSARs granted pursuant to this Agreement.

(d) SSARs Nontransferable. SSARs are not transferable by the Grantee by means of sale, assignment, exchange, pledge, hypothecation, or otherwise.

(e) Obligation Unfunded. The obligation of the Company with respect to SSARs granted hereunder shall be interpreted solely as an unfunded contractual obligation to make payments of Stock in the manner and under the conditions prescribed under this Agreement. Any shares or other assets set aside with respect to amounts payable under this Agreement shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan or this Agreement, have any interest in such assets. In no event shall any assets set aside (directly or indirectly) with respect to amounts payable under this Agreement be located or transferred outside the United States. Neither the Grantee nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement, and the Grantee or any such other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan or this Agreement.

(f) Withholding Taxes. The Company may withhold the amount of any federal, state or local taxes or any applicable taxes or other withholding of any jurisdiction required by law to be withheld as a result of the exercise of the SSAR in whole or in part; provided, however, that the amount withheld by the Company may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Grantee may make a cash payment to the Company equal to the amount required to be withheld.

(g) Impact on Other Benefits. The value of the SSARs (either on the Grant Date or at the time, if ever, the SSARs are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

(h) Compliance With Section 409A. The award of SSARs is not intended to provide deferred compensation subject to Section 409A of the Internal Revenue Code; provided, however, that CACI makes no representations as to the tax consequences of the award of SSARs to the Grantee or their vesting (including, without limitation, under Section 409A of the Internal Revenue Code, if applicable). The Grantee understands and agrees that the Grantee is solely responsible for any and all income, excise or other taxes imposed on the Grantee with respect to the award.

(i) Right to Continued Employment. Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Company, a Subsidiary or Affiliate and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Company, a Subsidiary or Affiliate, or as a limitation of the right of the Company, a Subsidiary or Affiliate to discharge the Grantee at any time.

(j) Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

(k) Arbitration. Any dispute between the parties hereto arising under or relating to this Agreement shall be resolved in accordance with the procedures of the American Arbitration Association. Any resulting hearing shall be held in the Washington, DC metropolitan area. The resolution of any dispute achieved through such arbitration shall be binding and enforceable by a court of competent jurisdiction.

(l) Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

(m) Headings. Headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(n) Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by first class or certified mail, addressed to the Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the

Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

(o) Entire Agreement; Modification. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

(p) Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Awards related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he has received and reviewed a copy of the Plan.

(q) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Stock Settled Appreciation Rights (SSAR) Grant Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand and seal, on the date(s) written below.

CACI INTERNATIONAL INC

By:
Arnold D. Morse, Chief Legal Officer

Date:

(Grantee)

Date: